UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2005

COLLINS RECEIVABLES, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-113034 (Commission File Number)	20-0620580 (I.R.S. Employer Identification No.)
2101 W. Ben White Blvd., Suite 103, Austin, TX 78704
(Address of principal executive offices – zip code)
(800) 570-5007
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐   Pre-commencement communications

Item 8.01 Other Events.
     Collins Receivables, LLC, (the “Company”) is filing this Form 8-K to announce that it intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its Class A Membership Interests (the “Membership Interests”) and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     We expect the deregistration to become effective within 90 days of the filing with the SEC. Upon filing of the Form 15, the obligation of the Company to file certain reports including Forms 10-K, 10-Q and 8-K with the SEC, will be immediately suspended. After careful consideration, the Company’s Managers decided to take this action because they believe that the advantages of continuing as a public company are outweighed by the disadvantages. The Managers considered several factors in making this decision which include, but are not limited to the following: (i) we were only successful in raising a minimum of $2,500,000 (the “Minimum”) on or before closing date of November 12, 2005; (ii) the number of Membership Interest holders of record is less than 135; (iii) the Company’s securities are not, and will not be, traded on any public stock exchange or other public market; (iv) the significant legal and accounting costs and time expended both directly and indirectly with the preparation and filing of periodic reports and other documents with the SEC; and (v) Membership Interest holders will continue to receive financial and other information pursuant to the Company’s Operating Agreement filed as an exhibit to our Registration Statement on Form SB-2 (File No. 333-113034), filed on February 24, 2004, as amended, and incorporated herein by reference.
     Management believes that the expected cost and time savings will better position the Company competitively and therefore enhance Interest Holder value.
     Cautionary Notice Regarding Forward-Looking Statements
     This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to the risks that (i) the Company may not be successful in implementing a scaled down version of it business plan; (ii) the Company may be unable to obtain preferred portfolios due to a lack of sufficient capital; and (iii) the Company may not realize anticipated cost savings or revenue growth opportunities associated with the delisting of its securities.

     Additionally, forward looking statements concerning the performance of the receivables industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company’s filings with the SEC, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.
     We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our Membership Interests.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS RECEIVABLES, LLC
By:	/s/ Walt Collins
Chief Executive Officer

Date: December 8, 2005

4